Exhibit 10.15

                   MEMORANDUM OF UNDERSTANDING

                            FOR A

             NON-EXCLUSIVE LICENSE MARKETING AGREEMENT

                           FOR THE

            CONVERSION OF NATURAL GAS TO GAS TO LIQUID

                          FACILITIES

                          WORLD WIDE


This Agreement, made effective as of the 20th day of January 2000, by and between Jacobs Engineering U.K. Limited (hereinafter referred to as "Company"), a corporation organized and existing under the laws of the United Kingdom, and Rentech, Inc. (hereinafter referred to as "Enterprise"), a corporation organized and existing under the laws of the State of Colorado. For the purposes of this Agreement, Company and Enterprise are individually referred to as "Party" and collectively as the "Parties".

                            WITNESSETH:

WHEREAS, Company currently has an advanced position through many experiences and stored know-how in the engineering and construction of synthesis gas processing projects related to the oil and gas industry,

WHEREAS, Enterprise has developed a synthesis gas-to-liquids process incorporating Fischer-Tropsch technology (hereinafter referred to as "F-T") with a slurry reaction bed and an iron-based catalyst known as the Rentech gas-to-liquids technology (hereinafter referred to as "Rentech GTL Technology"). The Rentech GTL Technology is useful for converting carbon-bearing gases into various liquid hydrocarbons such as synthetic diesel fuel, naphtha, wax, and other liquid hydrocarbon products; and

WHEREAS, Enterprise and Company desire to set out more fully their agreements and the principles under which their mutual objectives are intended to be achieved.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the Parties do hereby agree as follows:

1.  OBJECTIVES

The Parties agree to cooperate on a plan to provide license and engineering services for natural gas facilities, including methanol and ammonia facility retrofits, to gas to liquid facilities worldwide (except as provided in paragraph 5) utilizing the Rentech GTL Technology for the projects and customers. Company and/or its affiliates shall provide design, procurement, construction, project technical development and estimating services as may be required for a specific project. Company will integrate the Rentech GTL Technology into the overall project process, if the overall project process extends beyond the Rentech GTL Technology. Enterprise will provide the Rentech GTL Technology under its patents including the Rentech F-T unit design and specifications.

2.  PATENT INDEMNITY

The Enterprise shall defend, indemnify and hold the Company harmless from and against any claims which may arise for actual or alleged infringement of patents, copyrights or other intellectual property rights with respect to the Rentech GTL Technology.

3.  MARKETING

The Parties will jointly market their combined capabilities to potential customers; however, neither Party shall have the authority nor shall it represent itself as having the authority to bind or otherwise commit the other Party to any obligation or commitment with a third party. The Parties shall continue to refine the details of their respective scopes of work as well as delineate the requirements, nature and details of any necessary agreements to be executed between the Parties for the performance of a specific project including but not limited to licensing agreements, consortium agreements and/or construction contracts or subcontracts.

4.  BUSINESS RELATIONSHIP

Notwithstanding any over provisions of this Agreement, nothing contained herein is intended or shall be deemed or construed as creating a partnership, joint venture or any other legal entity between the Parties nor any ongoing or continuing relationship or commitment between them except as specifically provided herein.

5.  EXCLUSIVITY

When the Company receives an enquiry from a customer to employ the Rentech GTL Technology, it shall notify the Enterprise. The Parties shall then jointly consider each such opportunity. On a case by case basis the Parties shall agree which projects involving the Rentech GTL Technology to jointly pursue, except that the Company shall have no involvement in projects where: (i) the customer has selected another specific engineering firm (ii) the customer is another engineering firm representing the customer, (iii) the customer is Texaco Energy Systems, Inc., its licensee, an affiliate of Texaco Energy Systems, Inc. or its affiliate's licensee; (iv) or the Rentech GTL Technology would be used in Brazil or India. The Parties shall cause such agreed projects to be added by name to Exhibit "A," attached hereto and by this reference made a part hereof. The two potential customers presently identified on Exhibit "A" have expressly rejected Dresser Engineering Company as their engineering contractor and have affirmatively selected the Company for that purpose. During the term of this Agreement, the Parties shall have an exclusive relationship with each other as to the qualified customers identified on Exhibit "A," and neither Enterprise nor Company will in any way pursue or perform any aspect of a project listed on Exhibit "A" except as provided under the terms and conditions of this Agreement, either directly or indirectly, by way of a partnership, consortium, joint venture, or subcontract, except (i) with the express written consent of the other Party which shall not be unreasonably withheld, and/or
(ii) the customer for a specific project determines that one of the Parties is unacceptable

6.  TECHNOLOGY LICENSE

The Enterprise will negotiate in good faith with potential customers identified on Exhibit "A" as to the terms of a license agreement for use of the Rentech GTL Technology for each specific project listed in Exhibit "A." If mutually acceptable terms are agreed upon between the Enterprise and the customer, the Enterprise will provide a Rentech GTL Technology license for the project. The Company will share in the Royalty under the negotiated license on a split of 80% to Enterprise and 20% to Company to recognize the marketing costs associated with this agreement

7.  DURATION

This Agreement shall be effective until the earlier of  (i) thirty six
(36) months from the date hereof, or (ii) upon six (6) months written notice from Company or Enterprise. After termination of this Agreement, either Party shall be free from any obligation or liability to the other Party except for the obligations referred to in Article 2 and Article 9 and obligations set forth in specific project agreements prior to termination, all of which survive the term of this Agreement

8.  ASSIGNMENT

Neither Party shall transfer or assign any of its rights, liabilities, or obligations under this Agreement without the express written consent of the over Party, other than to one of its subsidiary or affiliated companies; provided, however, that the assigning Party shall not be relieved of any of its obligations under Articles 5 and 9 hereof.

9.  EXPENSES

Except as may be otherwise agreed to in writing each Party shall be responsible for and bear its own costs and expenses incurred in connection with the performance of its obligations under this Agreement.

10.  CONFIDENTIALITY

The Parties shall hold in confidence, and shall use only for the purposes of this Agreement, any and all Proprietary Information until five (5) years after completion or earlier termination of this Agreement pursuant to its terms. For the purposes of this clause, the term "Proprietary Information" shall mean all information, which the Parties, directly or indirectly, acquire each from the other, excluding information falling into any of the following categories;

  (a) Information which, at the time of disclosure hereunder, is in the public domain;

  (b) Information which, after disclosure hereunder, enters the public domain other than by breach of this Agreement;

  (c) Information, other than that obtained from third Parties, which, prior to disclosure hereunder, was already in the recipient's possession, either without limitation on disclosure to others or subsequently becoming free of such limitation;

  (d) Information obtained by the recipient from a third party having an independent right to disclose this information; and

  (e) Information which is made available through discovery by independent research without use of or access to the information acquired from the other Party.

Disclosures which are specific (e.g., as to operating conditions and the like) shall not be deepened to be within the forgoing exceptions merely because they are embraced by general disclosures available to the general public or in Receiving Party's possession. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because the individual features are available to the general public or in the Receiving Party's possession unless the combination itself and its principle of operation are available to the general public or in Receiving Party's possession. Each Party's obligation to the other Party with respect to Proprietary Information shall be deemed to be fully performed if that Party observes, with respect thereto, the same safeguards and precautions which that Party observes with respect to that Party's own Proprietary Information of the same or similar kind.

11.  CONSEQUENTIAL DAMAGES

Except as provided under Article 2, in no event shall either Party be liable to the other, whether arising under contract, tort (including negligence), strict liability, or otherwise, for loss of anticipated profits or revenue, loss of use of capital, downtime of facilities, loss of business reputation or opportunities, cost of money, or for any special, indirect, incidental, consequential or exemplary loss or damage of any nature arising at any time from any cause whatsoever, even if such loss or damage is caused by the negligence, in whole or in part, strict liability or other legal fault of the Party released hereunder.

12.  APPLICABLE LAW AND ARBITRATION

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, (WITHOUT REGARD TO CONFLICTS OF LAW).
ALL SUITS, ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT ("RELATED PROCEEDINGS") SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION LOCATED IN DENVER COUNTY, COLORADO, EACH OF
WHICH COURTS SHALL BE AN APPROPRIATE FORUM FOR ALL SUCH RELATED PROCEEDINGS. EACH PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW
OR HEREAFTER HAVE TO THE JURISDICTION OF ANY SUCH COURT OVER, OR THE LAYING OF VENUE IN ANY SUCH COURT OF ANY SUCH RELATED PROCEEDINGS

13.  COMPLIANCE

Each Party agrees to comply strictly with all applicable laws, regulations and orders of the United States and all foreign jurisdictions. Each Party hereby acknowledges and agrees that certain laws of the United States, including the Foreign Corrupt Practices Act, 15 (U.S.C. Sections 78dd-1 et seq., prohibit any person subject to the jurisdiction of the United States from making any payment of money or anything of value, directly or indirectly, to any foreign government official, foreign political party, or candidate for foreign political office for the purpose of obtaining or retraining business. Each Party hereby represents and warrants that, in the performance of its obligations hereunder, it has not made, and will not make, any such proscribed payment. Each Party shall indemnify and hold the over Party and its affiliates, officers, directors, agents and employees harness against any and all claims, losses and liabilities attributable to any breach of this provision.

14.  MISCELLANEOUS

This Agreement contains every obligation and understanding between the Parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and neither of the Parties shall be bound by any conditions, definitions, understandings, warranties or representations relating to the subject matter hereof other than as expressly provided for or referred to in this Agreement. This Agreement can be amended only by written instrument properly executed by the Parties; any purported amendment not in writing and properly executed shall be null, void and of no effect.

Without intending to exclude other provisions of this Agreement that by their nature may so survive, the provisions of Article 8 shall survive any completion or earlier termination of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date hereinabove first stated

RENTECH, INC.                       Jacobs Engineering U.K. Limited

  /s/ Dennis L. Yakobson                ./s/ John Nuloehler
By:                                 By:
    -----------------------------       -------------------------------
Its:  President                          Group Vice President


                                  EXHIBIT A

                             LIST OF PROJECTS

1.   Name                    Feasibility Study (Targeted)

Description                  Partial or total conversion to FT liquids


2.   Name                    Feasibility Study (Targeted)

Description                  Natural Gas to Liquids Project